UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

        Date of report (Date of earliest event reported): April 28, 2006

                            Applied DNA Sciences, Inc
               (Exact Name of Registrant as Specified in Charter)


           Nevada                   002-90539                  59-2262718
      (State or Other        (Commission File Number)        (IRS Employer
       Jurisdiction                                       Identification No.)
     of Incorporation)


                       25 Health Sciences Drive, Suite 113
                           Stony Brook, New York 11790
               (Address of Principal Executive Offices) (Zip Code)

                                  631-444-6861
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01  Other Events.

Matter Voluntarily Reported to the Securities and Exchange Commission

      Applied DNA Sciences, Inc. (the "Company") previously disclosed that it was investigating the circumstances surrounding certain issuances of shares to employees and consultants in 2005. The Company has engaged its new outside counsel to conduct this investigation. The Company has voluntarily reported it's current findings from the investigation to the Securities and Exchange Commission (the "SEC"), and it has agreed to provide the SEC with further information arising from the investigation. The Company believes that the issuance of 8,000,000 shares to employees in July 2005 was effectuated by both the Company's former President and it's former Chief Financial Officer/Chief Operating Officer without approval of the board of directors. These former officers received a total of 3,000,000 of these shares. In addition, it appears that the 8,000,000 shares issued in July 2005, as well as an additional 550,000 shares issued to employees and consultants in March, May and August 2005, were improperly issued without a restrictive legend stating that the shares could not be resold legally except in compliance with the Securities Act of 1933, as amended. The Company's investigation is continuing. The members of the Company's management who effectuated the stock issuances that are being examined in the investigation no longer work for the Company. The Company believes it may incur significant costs and expenses in continuing this investigation.


Certain Relationships and Related Transactions

      As the Company has previously disclosed, on November 3, 2005, the Company issued and sold a promissory note in the principal amount of $550,000 to Allied International Fund, Inc. ("Allied"). Allied in turn financed a portion of its making of this loan by borrowing $450,000 from certain persons, including $100,000 from James A. Hayward, a director and the Chief Executive Officer of the Company. The terms of the promissory note provided that the Company issue upon the funding of the note warrants to purchase 5,000,000 shares of the Company's common stock at an exercise price of $0.50 per share to certain persons designated by Allied. On November 9, 2005, the Company issued nine warrants to Allied and eight other persons to purchase an aggregate of 5,500,000 shares of the Company's common stock at an exercise price of $0.50 per share. These warrants included a warrant to purchase 1,100,000 shares that was issued to James A. Hayward, a director and the Chief Executive Officer of the Company. Additionally, the Company paid $55,000 in cash to VC Arjent, Ltd. for its services as the placement agent with respect to this placement. All principal and accrued but unpaid interest under the promissory note was paid in full shortly after the closing of and from the proceeds of a private placement completed by the Company on March 8, 2006.

      On March 29, 2006 and April 13, 2006, the Company borrowed $200,000 in the aggregate, at a rate of 7.5% per annum, from BioCogent, Ltd., a New York corporation ("BioCogent") whose President and Chief Executive Officer and sole stockholder is James A. Hayward, a director and the Chief Executive Officer of the Company. These loans are due and payable upon the earlier to occur of (1) the close of business on June 30, 2006, or (2) the closing of the issuance and sale by the Company of its securities for gross proceeds of at least $250,000. The proceeds from the loans will be used for general corporate purposes.


Litigation

      The Company previously disclosed that it had filed an action on April 4, 2006, against defendants Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona, and Angela Wiggins in the United States District Court for the Central District of California (Applied DNA Sciences, Inc. v. Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona, and Angela Wiggins, Case No. CV06-2027 RGK). In this matter the Company has asked the court to make a judicial determination that an agreement, which the Company did not authorize and which is the basis of previously disclosed litigation against the Company by Paul Reep, a former employee of the Company, and a new action filed by former employees of the Company as set forth in the subsequent paragraph, is invalid and unenforceable. This matter is in its early stages.

      On April 17, 2006, former employees John D. Barnett, Jr., Adrian Butash, Jaime A. Cardona, and Chanty Cheang filed suit against the Company, Applied DNA Operations Management, Inc., APDN (B.V.I.), Inc., Peter Brocklesby, James A. Hayward, and Jun-Jei Sheu, in Los Angeles County Superior Court (Barnett, et al.
v. Applied DNA  Sciences,  et al., Los Angeles  County  Superior  Court Case No.
BC350904). The complaint alleges causes of action for breach of written contract, breach of oral contract, fraud, violations of the California Labor Code, and wrongful termination and the plaintiffs seek approximately $950,000 in specified damages, plus additional damages according to proof, plus fees and costs. The Company has not been served with the complaint or summons with respect to this matter. The Company disputes all of the allegations and, in the event that it is served with the summons and complaint, intends to vigorously defend this action.

      The Company previously disclosed that Oceanic Consulting, S.A. had commenced an action against the Company in the Supreme Court of the State of New York, County of New York. Oceanic Consulting, S.A. asserted a cause of action for breach of contract based upon the allegation that the Company failed to make payments pursuant to a consulting agreement. On April 13, 2006, Oceanic Consulting, S.A agreed to dismiss the action and release the Company from the claims that were the subject of the action, any other claims arising out of the consulting agreement and any related claims, in exchange for a one-time payment by the Company. On April 18, 2006, a stipulation of dismissal was filed with the court and the matter has since been dismissed.

      The Company previously disclosed that James Paul Brown filed an action against the Company in the Superior Court for the State of California for the County of Los Angeles on January 12, 2006 for a single cause of action for breach of an alleged oral consulting agreement. The parties have executed a settlement agreement, the Company has performed its obligations under such agreement, and a request for dismissal with prejudice has been filed with the court and is awaiting entry by the clerk of the court.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Applied DNA Sciences, Inc.
                                       (Registrant)



                                       By:    /s/ James Hayward
                                            --------------------------------
                                       James Hayward
                                       Chief Executive Officer

Date:  April 28, 2006